UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 8, 2008
Juniper Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26339	770422528

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale,
California	94089

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 745-2000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Juniper Networks, Inc. (the “Company”) has previously disclosed that derivative actions in connection with its historical stock option granting practices had been commenced by stockholders purportedly on behalf of the Company against the Company as nominal defendant and a number of current and former officers and directors of the Company. The actions were filed in the United States District Court for the Northern District of California (the “Federal Court”), consolidated as In re Juniper Derivative Actions, No. 5:06-CV-06-03396-JW, and in the Santa Clara County Superior Court in the State of California, consolidated as In re Juniper Networks, Inc. Derivative Litigation, No. 1:06-CV-064294 (such actions are referred to collectively as the “Derivative Actions”).
On September 8, 2008, the Federal Court issued an order (the “Preliminary Order”) granting preliminary approval of a settlement resolving the claims asserted against certain of the officers and directors named as defendants in the Derivative Actions. The Preliminary Order requires that the Company publish a Stipulation of Settlement (the “Stipulation”) in a Current Report on Form 8-K within ten (10) days of the entry of such order. The Stipulation is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Stipulation of Settlement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.
September 16, 2008	By:	/s/ Mitchell L. Gaynor
		Name:	Mitchell L. Gaynor
		Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Stipulation of Settlement